Exhibit 10.12

AMENDMENT NO. 3 (CW128180) TO

AMENDED AND RESTATED AGREEMENT

PHX-11/14/05-BA-01

FOR THE PROVISION OF SERVICES

BETWEEN TRX, INC. AND

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

This Amendment No. 3 (“Amendment”) is made and entered into this 23rd day of October, 2008 between American Express Travel Related Services, Inc. (“Amex”) and TRX, Inc. (“TRX”).

WHEREAS, Amex and TRX entered into an Amended and Restated Agreement for the Provision of Services (the “Services Agreement”) dated December 1, 2005, as amended;

WHEREAS, Amex and TRX wish to amend the terms of Exhibit A of the Services Agreement to revise the CORREX standardized pricing and payment terms under the terms of the Services Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements set forth below, the parties agree as follows:

1.	AMENDED TERMS. Exhibit A – Pricing, Item 2. CORREX STANDARDIZED PRICING shall be deleted it its entirety and replaced with the following:

CORREX STANDARDIZED PRICING AND PAYMENT TERMS.

Per Billable Transaction pricing for the CORREX Services is determined by the number of Transactions processed by the CORREX Services plus any Value Added Services (as defined below) utilized. A volume price break occurs after the first * Transactions are processed in any given calendar month during the term of the Agreement.

*

Please note:

(1)        Billable Transaction is defined as each unique travel record; including, but not limited to, a Global Distribution System Passenger Name Record, presented to TRX from or on behalf of American Express for processing by TRX reservation processing systems and services. For clarity, TRX processed approximately * Billable Transactions for Amex in 2007 via the CORREX Services.

(2)        CORREX pricing includes * hours per month of support and development of AMEX-Specific Routines free of charge. Additional hours will be billed at *.

* Confidential Treatment Requested

(3)        *

(4)        For clarity, the reduced price per transaction after the * Billable Transactions applies only to those Billable Transactions in excess of * per month. There is no retroactive price reduction for the * Billable Transactions.

(5)        Such revised pricing and payment terms are effective as of the Effective Date.

CORREX Value Added Pricing

SmartAlert – determines whether the fare ticketed is refundable and if so, places the record on a specified queue for a fee of * placed on the specified queue; with a pre-determined regularity, the designated records are reviewed and the traveler is notified via email that the ticket is nonrefundable, the fee is * per email notification sent.

CORREX Mail - TRX pre-defined itinerary/invoice e-mail delivery for a fee of * per email generated.

TRX offers additional CORREX Value Added Services for additional fees.

2.	GENERAL.

A.        Capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Services Agreement.

B.        Balance of Terms Unchanged. Except as expressly set forth in this Amendment, the terms and conditions of the Services Agreement shall continue in full force and effect. This Amendment shall be effective as of the 1 day of October 2008 (“Effective Date”).

C.        Entire Agreement. The Agreement, along with this Amendment, represent the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes any and all previous discussions and communications regarding such subject matter. Any subsequent amendments and/or additions hereto are effective only if in writing and signed by both parties.

D.        Precedence. With respect to the subject matter of this Amendment only, in the event of a conflict between the Agreement and this Amendment, this Amendment shall control and govern. Thereafter, the precedence set forth in Section 19(l) of the Agreement shall apply.

* Confidential Treatment Requested

IN WITNESS WHEREOF, TRX and AMEX have caused this Amendment to be executed as of the Effective Date by their duly authorized representatives, and each represents and warrants that it is legally free to enter this Amendment.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.		TRX, INC.

By:	/s/ Jessica Schoenleber	By:	/s/ David D. Cathcart

Name:	Jessica Schoenleber	Name:	David D. Cathcart

Title:	Purchasing Manager	Title:	CFO

Date:	10/23/08	Date:	23 October 2008